UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2021

CASI PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

delaware (State or other jurisdiction of incorporation or organization)	0-20713 (Commission File Number)	58-1959440 (IRS Employer Identification No.)

9620 Medical Center Drive, Suite 300

Rockville, Maryland

(Address of principal executive offices)

20850

(Zip Code)

(240) 864-2600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	CASI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On June 16, 2021, CASI Pharmaceuticals, Inc. (the “Company”) filed a Current Report on Form 8-K to report the voting results for all proposals brought before the Company’s 2021 Annual Meeting of Stockholders held June 15, 2021 (the “Annual Meeting”). This Amendment No. 1 amends that Form 8-K solely to provide additional information with respect to proposal 3 and 4 and should be read in conjunction with the initial Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Proposal 3

As previously reported, the board of directors (the “Board”) approved the 2021 Long-Term Incentive Plan (the “2021 Plan”) on April 12, 2021, subject to stockholder approval at the 2021 Annual Meeting. As disclosed in Item 5.07 of the initial Form 8-K, the Company's stockholders have approved the 2021 Plan.

The 2021 Plan is administered by the Board or by a committee or committees appointed by the Board. Currently, the 2021 Plan is administered the Company’s compensation committee. All of the members of the compensation are independent, non-employee directors. The compensation committee or other administrator of the 2021 Plan may delegate to the Chief Executive Officer or an officer of the Company acting in such capacity the power to administer the 2021 Plan and to exercise the full authority of the administrator with respect to awards granted to specified participants or groups of participants.

Among other things, eligible participants in the 2021 Plan are eligible to receive awards of stock options, stock appreciation rights, phantom stock, and performance awards. The maximum number of shares of Common Stock that are available for grants and awards equals to 20,000,000 shares of Common Stock, which includes 10,726,673 shares of Common Stock remaining under the Company’s 2011 Long-Term Incentive Plan (the “2011 Plan”) as of April 12, 2021 (the date the 2021 Plan became effective, subject to stockholder approval). If an award expires or terminates unexercised or is forfeited, or if any shares of Common Stock are surrendered to the Company in connection with an award, the shares of Common Stock subject to such award and the surrendered shares of Common Stock will become available for further awards under the 2021 Plan.

The foregoing summary of the 2021 Plan is qualified in its entirety by reference to the text of the 2021 Plan, which is incorporated herein by this reference. The Company included a copy of the 2021 Plan as Appendix A to the definitive proxy statement dated May 10, 2021.

Proposal 4

As previously reported, upon the recommendation of the compensation committee, the Board approved a grant of stock options to Dr. He, the Company’s Chairman and CEO, on April 27, 2021. Under the terms of the grant, Dr. He received a stock option exercisable for four million shares of Common Stock that will vest and become exercisable over a four year period with 25% vesting on the first anniversary of the date of grant and 25% vesting over each of the remaining three subsequent anniversaries. In addition, the Board approved the grant of a performance-based option covering four million shares of Common Stock. The performance-based option will only vest if, within the time period commencing on the day after the date of the Annual Meeting and ending June 30, 2025, specific product sale milestones are achieved as prescribed by the compensation committee.

Upon the recommendation of the Board and its compensation committee, stockholders approved the grant of stock options to Dr. He at the 2021 Annual Meeting pursuant to Nasdaq Rule 5635(c) and, if applicable, Nasdaq Rule Nasdaq Rule 5635(b).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 CASI Pharmaceuticals, Inc. 2021 Long-Term Incentive Plan (previously filed with, and incorporated herein by reference to, the Company’s definitive proxy statement dated May 10, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASI PHARMACEUTICALS, INC.

/s/ Cynthia W. Hu
Cynthia W. Hu
Chief Operating Officer (US), General Counsel & Secretary

Date: June 21, 2021